Exhibit 10.4

EXECUTION VERSION

FIRST AMENDMENT TO SERVICES AGREEMENT

This First Amendment to Services Agreement (this “Amendment”) is made and entered into, and shall have effect, as of June 22, 2021 (the “Effective Date”), by and between Knowlton Development Corporation Inc., a corporation amalgamated under the laws of the Province of British Columbia (the “Company”) and Cornell Capital LLC, a Delaware limited liability company (“Cornell”). The Company and Cornell are the “Parties” and each is a “Party” to this Amendment. Capitalized terms used but not defined elsewhere in this Amendment shall have the meanings set forth in the Agreement (as defined below).

RECITALS

WHEREAS, the Parties entered into a Services Agreement, dated as of December 21, 2018 (the “Agreement”); and

WHEREAS, the Parties now wish to amend the Agreement in accordance with Section 12 of the Agreement, as set forth in this Amendment, effective as of the Effective Date.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

Section 1.1 Amendments.

(a) Section 1 of the Agreement is hereby amended, so that as amended, it shall read as follows:

“This Agreement shall be in effect for the term commencing on the Effective Date and ending at such time as neither Cornell nor any of its Affiliates owns, directly or indirectly, any equity interest in the Company or the Company sells all or substantially all of its assets or properties (the “Term”); provided, that this Agreement shall terminate automatically upon the consummation by the Company, one or more of its Subsidiaries or any of its direct or indirect successors of an initial public offering of equity securities or equity interests in the Company, its Subsidiaries or its successors (an “IPO”). Notwithstanding anything to the contrary in this Agreement, (a) this Agreement may be terminated prior to expiry of the Term (i) with the written consent of both the Company and Cornell, (ii) by Cornell, upon its written election to end the Term, which termination shall be effective upon the delivery by Cornell to the Company of such written election, or (iii) by the Company, upon its written election to end the Term following a willful material breach of this Agreement by Cornell which is not cured within thirty (30) days of receipt of a written notice from the Company requiring cure, which termination shall be effective upon the delivery by the Company to Cornell of such written election, and (b) the prorated annual cash fee set forth in the proviso of Section 3(a)(i) and the fee set forth in Section 3(a)(ii) shall survive the Term or any earlier termination of this Agreement until fully paid.”

(b) Section 3(a) of the Agreement is hereby amended, so that as amended, it shall read as follows:

(a) “(a) In consideration of the services rendered and to be rendered by the Cornell Group, the Company shall pay to Cornell (or such member of the Cornell Group as Cornell may designate) the following fees:

(i) an annual cash fee equal to 2.5% of the Consolidated Adjusted EBITDA for each twelve-month period beginning with the twelve-month period ending December 31, 2020, payable within 5 Business Days following the calculation of Consolidated Adjusted EBITDA for such period (provided, that the annual cash fee payable under this Section 3(a)(i) shall be prorated and paid in respect of any partial annual period up to the date of termination of this Agreement, with the Consolidated Adjusted EBITDA determined using the most recent management accounts of the Company for the most recent trailing twelve-month period);

(ii) upon consummation of an IPO, a cash fee of $18,000,000; and

(iii) upon consummation of an acquisition by the Company or its Subsidiaries of any company, business or entity, a cash fee equal to 1% of the total enterprise value of such company, business or entity, as reasonably determined by the Company’s board of directors.”

Section 1.2 No Other Amendments. Except as expressly hereby amended, all of the terms, representations, warranties, covenants and conditions of the Agreement shall remain unmodified and unwaived by the terms of this Amendment, and shall remain in full force and effect in accordance with their respective terms, and are hereby ratified, approved and confirmed in all respects. This Amendment shall not constitute any Party’s consent or indicate its willingness to consent to any other amendment, modification or waiver of the Agreement or any instruments or agreements referred to herein or therein.

Section 1.3 Miscellaneous. This Amendment may be executed and transmitted in counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute one and the same agreement, and by facsimile or as a PDF attached to an email or may be electronically signed and each such execution shall be of the same legal effect, validity and enforceability as a manually executed original, wet-inked signature.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the date first above written.

KNOWLTON DEVELOPMENT CORPORATION INC.

By:	/s/ Nicholas Whitley
Name: Nicholas Whitley
Title: President and Chief Executive Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO SERVICES AGREEMENT]

CORNELL CAPITAL LLC
By:	Cornell Capital LP,
its Sole Member
By:	Cornell Capital Holdings LLC,
its General Partner

By:	/s/ Henry Cornell
Name: Henry Cornell Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO SERVICES AGREEMENT]